Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
INTREorg Systems, Inc.

We consent to incorporation by reference in this Registration Statement of INTREorg Systems, Inc. on Form S-8 to be filed with the Commission on or about May 31, 2011 of our Report of Independent Registered Public Accounting Firm dated April 7, 2011 covering the financial statements of INTREorg Systems, Inc. for the years ended December 31, 2010 and 2009.

/s/ LBB & Associates, Ltd., LLP
LBB & Associates, Ltd., LLP
Houston, Texas
May 31, 2011